Exhibit B-1(h)

SYSTEM ENERGY RESOURCES, INC.
639 Loyola Avenue
New Orleans, Louisiana 70113

August 12, 2005

River Fuel Funding Company #3, Inc.
c/o The Bank of New York
101 Barclay Street, Floor 8 West
New York, New York 10286

The Bank of New York
One Wall Street
New York, New York 10286

Dear Sirs:

Pursuant to the requirements of the Fuel Lease, dated as of February 24, 1989, between River Fuel Funding Company #3, Inc. and System Energy Resources, Inc., System Energy Resources, Inc. hereby acknowledges receipt of a copy of (i) the Credit Agreement, dated as of August 12, 2005, among River Fuel Funding Company #3, Inc., The Bank of New York and the various Lenders parties thereto, and (ii) the Depositary Agreement, dated as of August 12, 2005, between River Fuel Funding Company #3, Inc. and JPMorgan Chase Bank, N.A. and approved by The Bank of New York, and consents to your entry into said Credit Agreement and Depositary Agreement.

                                                                                                       Very truly yours,

                                                                                                       SYSTEM ENERGY RESOURCES, INC.

                                                                                                       By: /s/ Frank Williford_______
                                                                                                       Name: Frank Williford
                                                                                                       Title: Assistant Treasurer